UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 24, 2023

SALEM MEDIA GROUP, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-26497	77-0121400
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6400 N. Belt Line Rd., Irving, Texas	75063
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (469) 586-0080

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common Stock, $0.01 par value per share	SALM	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events

On February 24, 2023, Salem Media Group, Inc. (the “Company”) issued an irrevocable notice of redemption to redeem in full its outstanding 6.750% Senior Secured Notes due 2024 (the “2024 Notes”) in an aggregate principal amount of $36,535,000, which are governed by that certain indenture, dated as of May 19, 2017 (as amended, supplemented or otherwise modified to the date hereof, the “2024 Notes Indenture”), among the Company, the guarantors named therein and U.S. Bank National Association, as predecessor trustee and collateral agent to UMB Bank, N.A., as successor trustee and collateral agent (the “2024 Notes Redemption”). The redemption date will be March 27, 2023 (the “Redemption Date”) and the redemption price will be equal to 100% of the principal amount of the 2024 Notes being redeemed, plus accrued but unpaid interest thereon to the Redemption Date. Upon the redemption by the Company of the 2024 Notes, the 2024 Notes Indenture will cease to be of further effect except as to any rights surviving thereunder.

The Company expects to pay the redemption price for the 2024 Notes through its issuance of a draw notice pursuant to that certain purchase agreement, dated as of September 10, 2021 (as amended, supplemented or otherwise modified to the date hereof, the “Purchase Agreement”), among the Company, the subsidiaries of the Company party thereto and the purchasers named therein (the “Purchasers”), to issue and sell to the Purchasers $44,685,000 in aggregate principal amount of additional 7.125% Senior Secured Notes due 2028 (the “Additional 2028 Notes”) pursuant to an indenture, dated as of September 10, 2021 (the “2028 Notes Indenture”), among the Company, the guarantors named therein and U.S. Bank Trust Company, National Association (as successor in interest to U.S. Bank National Association), as trustee and collateral agent (the “Additional Notes Issuance”). The closing of the Additional Notes Issuance is subject to the satisfaction of customary closing conditions and there can be no assurance that the Additional Notes Issuance will be completed as contemplated or at all.

Forward-Looking Statements

Statements used in this report that relate to future plans, events, financial results, prospects or performance, including statements relating to the anticipated Additional Notes Issuance, are forward-looking statements as defined under the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those anticipated as a result of certain risks and uncertainties, including but not limited to the ability of the Company to close and integrate announced transactions, including its ability to close the Additional Notes Issuance, market acceptance of the Company’s radio station formats, competition from new technologies, inflation and other adverse economic conditions, and other risks and uncertainties detailed from time to time in the Company’s reports on Forms 10-K,10-Q, 8-K and other filings filed with or furnished to the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to update or revise any forward-looking statements to reflect new information, changed circumstances or unanticipated events.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SALEM MEDIA GROUP, INC.

Date: February 24, 2023	/s/ Christopher J. Henderson
Christopher J. Henderson
Executive Vice President, General Counsel & Secretary